As filed with the Securities and Exchange Commission on July 6, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	26-1342272
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Batesville Boulevard, Batesville, Indiana 47006; (812) 934-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John R. Zerkle
Senior Vice President, General Counsel and Secretary
Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
(812) 934-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James A. Aschleman Janelle Blankenship Baker & Daniels LLP 600 East 96th Street, Suite 600 Indianapolis, Indiana 46240 (317) 569-9600	Craig E. Chapman Robert Mandell Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price(1)	Registration Fee(2)
Debt Securities
Common Stock, without par value
Preferred Stock
Warrants
Depositary Shares
Units

(1)	This registration statement registers an unspecified amount of securities of each identified class of securities as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable or exercisable for such securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the offering of the securities hereunder.

(2)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a “shelf” registration or continuous offering process. We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to an offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in other offering material relating to the securities or may be set forth in one or more documents incorporated by reference in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “HI.”

You should read carefully this prospectus, the documents incorporated by reference herein, the applicable prospectus supplement and any other offering material before you invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities and in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2010.

About this prospectus

This prospectus provides you with a general description of the securities that may be offered. Each time we offer or sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. The prospectus supplement and any other offering material may also add to, update or change the information contained in this prospectus or in documents we have incorporated by reference in this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to those securities.

To understand the terms of our securities, you should carefully read this document, the applicable prospectus supplement and any other offering material related to those securities. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where you can find more information” and “Incorporation of certain information by reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the website of the Securities and Exchange Commission (“SEC”) or at the SEC as described under “Where you can find more information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement and in any other offering material related to our securities, including the information incorporated by reference herein and therein. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or that other offering material. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering material or information incorporated by reference herein or therein is accurate at any date other than the date on the cover page of those documents.

Forward-looking statements

This prospectus, including the documents incorporated by reference in this prospectus, contains or incorporates by reference, and any prospectus supplement may contain or incorporate by reference, certain estimates, predictions and other “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including statements regarding the anticipated effect of our acquisition of K-Tron International, Inc. in April 2010 on our future results. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from our expectations and projections.

Words that could indicate we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
targeted	encourage	promise	improve	progress	potential	should

This is not an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here’s the key point:  Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could disrupt current or future operations or pose potential difficulties in employee retention or otherwise affect financial or operating results as a result of the acquisition of K-Tron International, Inc.; the ability to recognize the benefits of the acquisition of K-Tron International, Inc., including potential synergies and cost savings or the failure of the combined company to achieve its plans and objectives generally; the increased leverage as a result of the transaction; and legislative, regulatory and economic developments. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements include those identified in this prospectus, the applicable prospectus supplement, as well as those detailed from time to time in our filings with the SEC, including without limitation, our annual report on Form 10-K for the year ended September 30, 2009, our subsequent quarterly reports on Form 10-Q, our current report on Form 8-K filed on July 6, 2010 and the annual report on Form 10-K for the year ended January 2, 2010 of K-Tron International, Inc. We assume no obligation to update or revise any forward-looking information.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document filed with the SEC by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information concerning us and the securities being offered, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated by reference in this prospectus.

Our Exchange Act filing number is 001-33794.

The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated:

•	Our Annual Report on Form 10-K for the year ended September 30, 2009;

•	The Annual Report on Form 10-K for the year ended January 2, 2010 for K-Tron International, Inc.;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010;

•	Our Current Reports on Form 8-K filed January 11, 2010; March 1, 2010; March 17, 2010; April 5, 2010, as amended by the Form 8-K/A filed on each of May 18, 2010 and May 28, 2010; and July 6, 2010;

•	The definitive proxy statement for our 2010 annual meeting of shareholders filed on January 5, 2010; and

•	The description of our common stock contained in our Registration Statement on Form 10-12B, filed under the Exchange Act (File No. 001-33794), including any amendment or report filed for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document), call or write us at the following address:

Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
Attention: Secretary
(812) 934-7500

Hillenbrand, Inc.

Hillenbrand, Inc. (“Hillenbrand”) is the parent holding company of its wholly-owned subsidiaries, Batesville Services, Inc. (together with its subsidiaries, “Batesville”) and K-Tron International, Inc. (together with its subsidiaries, “K-Tron”). We acquired K-Tron on April 1, 2010 for an aggregate cash purchase price of $435.2 million. Adjusted for K-Tron debt and cash on hand at April 1, 2010, the net purchase price of the transaction was $376 million.

Batesville is the leader in the North American death care products industry. It manufactures, distributes and sells funeral service products to licensed funeral directors who operate licensed funeral homes. Our Batesville branded products consist primarily of burial caskets but also include cremation caskets, containers and urns, selection room display fixturing for funeral homes and other personalization and memorialization products and services, including web-based applications and the creation and hosting of websites for licensed funeral homes.

K-Tron is a recognized leader in the design, production, marketing and servicing of material handling equipment and systems. K-Tron serves a number of industrial markets through two business lines. The Process Group focuses primarily on designing, producing, marketing, selling and servicing feeding and pneumatic conveying equipment, doing business under two main brands: K-Tron Feeders® and K-Tron Premier®. The Size Reduction Group concentrates on designing, producing, marketing and selling size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher®, Gundlach® and Jeffrey Rader®.

Hillenbrand was formed as an Indiana corporation on November 1, 2007 and became an independent publicly traded company as the result of the separation of Hillenbrand Industries, Inc. (now known as “Hill-Rom Holdings, Inc.” or “Hill-Rom”) into two companies, Hillenbrand and Hill-Rom, through a tax-free distribution of Hillenbrand shares to Hill-Rom’s shareholders. This distribution took place following the close of business on March 31, 2008.

Unless the context requires otherwise or unless the applicable prospectus supplement indicates otherwise, the terms “we,” “us,” “our” and similar terms refer to Hillenbrand, Inc. and its consolidated subsidiaries.

Our principal executive offices are located at One Batesville Boulevard, Batesville, Indiana 47006. Our telephone number is (812) 934-7500. Our Internet website address is www.hillenbrandinc.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, or a part of, this prospectus or any prospectus supplement.

If you want to find more information about us, please see the sections entitled “Where you can find more information” and “Incorporation of certain information by reference” in this prospectus.

Risk factors

An investment in our securities involves a high degree of risk. Prior to making a decision about purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement. You should also consider the risks and uncertainties described in the applicable prospectus supplement and the risks and uncertainties described in the information incorporated by reference in this prospectus, including the information included under “Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2009, our subsequent quarterly reports on Form 10-Q, our current report on Form 8-K filed on July 6, 2010 and the annual report on Form 10-K for the year ended January 2, 2010 of K-Tron, all of which are incorporated by reference herein in their entirety, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the SEC as described under “Incorporation of certain information by reference,” which will also be incorporated by reference herein in their entirety. It is possible that our business, financial condition, liquidity or results of operations could be materially and adversely affected by any of these risks.

These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations. There may be other risks that a prospective investor should consider that are relevant to that investor’s own particular circumstances or generally.

Use of proceeds

Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include but are not limited to working capital needs, financing possible acquisitions, refinancing prior acquisitions, repayment of debt, repurchase of shares of our common stock, investments in our subsidiaries and financing capital commitments. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

Description of debt securities

References to “Hillenbrand,” “us,” “we” or “our” in this section mean Hillenbrand, Inc., and do not include the consolidated subsidiaries of Hillenbrand, Inc. In this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “— Additional mechanics — Global securities.”

The debt securities will not be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The debt securities and, in the case of debt securities in bearer form, any related interest coupons, will be issued under our indenture described below and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. The indenture does not limit our ability to incur additional unsecured indebtedness.

The debt securities are governed by a document called the indenture. The indenture is a contract between Hillenbrand and U.S. Bank National Association, which acts as trustee.

The trustee has two main roles:

•	The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of default — Remedies if an event of default occurs.”

•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture is an exhibit to our registration statement. See “Where you can find more information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under the indenture as we wish. In addition, we may offer debt securities, together in the form of units with other debt securities, preferred stock or common stock, as described below under “Description of units.”

This section summarizes the material terms of the debt securities that will be common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into the registration statement of which this prospectus forms a part. See “Where you can find more information.”

We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 301) The prospectus supplement relating to the original issue discount securities will describe the material U.S. federal income tax considerations and other special considerations applicable to them. The debt securities may also be issued as securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

The debt securities will be our direct, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue debt securities from time to time, and debt securities issued under the indenture will be issued as part of a series that have been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of the debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement (Section 301) and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of such series;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the principal or installments of principal (and premium, if any) of the series of debt securities is or are payable and any rights to extend such date or dates;

•	the rate or rates at which the series of debt securities shall bear interest, if any, or the formula pursuant to which such rate or rates shall be determined;

•	the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the regular record dates for the interest payment dates and the circumstances, if any, in which we may defer interest payments;

•	the place or places where the principal of (and premium, if any) and interest on the series of debt securities is payable and where the debt securities may be presented for registration of transfer or exchange;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed, in whole or in part;

•	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, the denominations in which the series of debt securities shall be issuable;

•	the currency, currencies or currency units in which payment of the principal of and any premium and interest on any of the series of debt securities shall be payable if other than the currency of the United States of America and the manner of determining the U.S. dollar equivalent of the principal amount thereof;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on debt securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•	any other event or events of default or covenants applicable with respect to the series of debt securities;

•	if less than the principal amount thereof, the portion of the principal amount of the debt securities of such series which shall be payable upon declaration of acceleration of the maturity thereof;

•	whether the debt securities of such series shall be issued in whole or in part in the form of one or more global securities and, if so, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee;

•	the applicability of the provisions described under “— Defeasance” below; and

•	any other terms of the series.

Overview of remainder of this description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Holders’ rights in several Special situations, such as if we merge with another company or if we want to change a term of the debt securities, and restrictions on our ability, directly or through our subsidiaries, to incur secured debt or engage in sale and leaseback transactions;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional mechanics

Form, exchange and transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000. (Section 302)

Holders may have their debt securities exchanged for more debt securities of smaller denominations of not less than $1,000 or exchanged for fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305)

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The trustee may require an indemnity before replacing any debt securities. (Sections 305, 306)

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership. (Sections 305, 306)

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. However, no designation or rescission will relieve us of our obligation to maintain an office in each place of payment for securities of any series. (Section 1002)

If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

The rules for an exchange described above apply to an exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Global securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form. The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

A participant’s ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant’s beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary’s applicable procedures, in addition to those provided for under the indenture.

We will make payment of principal, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Sections 307, 308)

We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We may, at any time and in our sole discretion, determine not to have any debt securities represented by one or more global securities. In addition, the depositary may notify us that it is unwilling or unable to continue as depositary for such debt securities or it may at any time cease to be a clearing agency registered under the Exchange Act. In any such event, or if an event of default occurs with respect to the debt securities of such series, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 305)

If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name. (Section 305)

Registered and bearer securities

Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 305) If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.

Payment and paying agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise may be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This pro-rated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. That office is currently located at 10 W. Market Street, Suite 1150, Indianapolis, IN 46204. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Section 106) With respect to who is a legal “holder” for this purpose, see “— Global securities.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special situations

Mergers and similar events

We may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person unless:

•	the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance or observance of every covenant of the indenture to be performed or observed by us;

•	after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	we have delivered certain certificates and opinions to the trustee. (Section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 801) It is possible that these types of transactions may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any such transactions.

Modification of indenture

We may modify or amend the indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including but not limited to:

•	to evidence the succession of another person to us and the assumption by that successor of our covenants under the indenture and the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power in the indenture conferred on us;

•	to add any additional events of default;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities under the indenture, provided that any such action may not adversely affect the interest of the holders of debt securities in any material respect;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action does not adversely affect the interests of the holders of debt securities in any material respect; or

•	to conform the terms of the indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities. (Section 901)

In addition, we may generally modify or amend the indenture for other purposes with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, that debt security;

•	reduce the principal amount of that debt security or the rate of interest of that debt security or any premium payable upon the redemption of that debt security;

•	change any place of payment where, or the coin or currency in which, that debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on that debt security on or after the due date for that payment; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences under the indenture. (Section 902)

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption including under circumstances where they have been fully defeased as described below in “Defeasance — Full defeasance.”

Restrictions on secured debt

The indenture provides that neither we nor any of our subsidiaries may incur or otherwise create any secured debt, which is debt secured by a lien on any kind of property or asset, whether real, personal or mixed, tangible or intangible (we refer to such property or assets as “Property”) owned by us or any subsidiary, or on any shares of stock or debt of any subsidiary.

The restriction on creating secured debt, however, will not apply if the outstanding debt securities are secured equally and ratably with the new secured debt. (Section 1007)

The restriction on incurring or otherwise creating any secured debt also will not apply to secured debt outstanding as of the date of the indenture and to any of the following (“Permitted Liens”):

•	liens on any Property acquired, constructed or improved by us or any subsidiary of ours after the date of the indenture, which liens are created or assumed contemporaneously with such acquisition, construction or improvement, or within 180 days before or after the completion thereof, and which are created to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement;

•	liens on property, shares of capital stock or debt existing at the time of the acquisition of such property, shares of capital stock or debt, including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a subsidiary of ours;

•	liens in favor of us or any subsidiary of ours;

•	liens in favor of the United States of America or any State, or in favor of any department, agency or instrumentality or political division, or in favor of any other country or any political subdivision of a foreign country, the purpose of which is to secure partial, progress, advance or other payments or other obligations pursuant to any contract or statute;

•	liens imposed by law, for example mechanics’, workmen’s, repairmen’s or other similar liens arising in the ordinary course of business;

•	pledges or deposits under workmen’s compensation or similar legislation or in certain other circumstances;

•	liens in connection with legal proceedings;

•	liens for taxes or assessments;

•	liens consisting of restrictions on the use of real property that do not interfere materially with the property’s use; or

•	any extension, renewal or replacement, in whole or in part, of any lien referred to in the previous bullet points. (Section 1007)

In addition, we or any subsidiary of ours may incur or otherwise create secured debt without equally and ratably securing the debt securities if, when such secured debt is incurred or created, the total amount of all outstanding secured debt (excluding Permitted Liens) plus Attributable Debt (as defined below) relating to sale and leaseback transactions does not exceed 10% of our Consolidated Net Tangible Assets. (Section 1007)

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our most recent consolidated balance sheet but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Restrictions on sale and leaseback transactions

The indenture provides that neither we nor any of our subsidiaries may enter into any sale and leaseback transaction involving certain significant manufacturing facilities of ours (each of which is referred to in the indenture as a Principal Property), unless within 180 days, we apply to the retirement of our Funded Debt (debt that is not junior in right of payment to the debt securities and that matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt) an amount not less than the greater of:

•	the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement, and

•	the fair market value of the Principal Property so sold and leased back.

The amount applied to the retirement of Funded Debt shall be reduced by (i) the principal amount of any debt securities delivered within 120 days after the sale and leaseback transaction to the trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by us within 120 days after the sale and leaseback transaction. Notwithstanding the foregoing, no retirement of Funded Debt may be effected by payment at maturity or pursuant to any mandatory prepayment provision.

The restriction on sale and leaseback transactions does not apply to the following:

•	a sale and leaseback transaction between us and a subsidiary of ours or between subsidiaries of ours, or that involves the taking back of a lease for a period of less than three years; or

•	if, at the time of the sale and leaseback transaction, after giving effect to the transaction, the total Attributable Debt of all sale and leaseback transactions plus all outstanding secured debt (excluding Permitted Liens) does not exceed 10% of our Consolidated Net Tangible Assets. (Section 1008)

“Attributable Debt” in respect of any sale and leaseback transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

Defeasance

The following discussion of full defeasance and discharge will apply to any series of debt securities unless otherwise indicated in the applicable prospectus supplement with respect to the debt securities of a series.

Full defeasance.  If there is a change in U.S. federal income tax law, as described below, we can legally be released from any payment or other obligations on the debt securities (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant defeasance.  Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities. These covenants include those described under “— Special situations — Restrictions on secured debt” and “— Special situations — Restrictions on sale and leaseback transactions.” This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that, under U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there was a shortfall in the trust deposit.

Satisfaction and discharge

The indenture will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain conditions, including:

•	Our having paid all sums payable by us under the indenture, as and when the same shall be due and payable;

•	Our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the indenture; or

•	All debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the indenture.

Events of default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indenture includes:

•	a default for 30 days in the payment of any installment of interest on any debt security of such series;

•	a default in the payment of the principal of, or premium, if any, on any debt security of such series when due and payable;

•	a default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

•	a default for 60 days after written notice in the observance or performance of any other covenant in the indenture;

•	an event of default under any indenture or instrument under which we or any subsidiary of ours has outstanding at least $75,000,000 aggregate principal amount of indebtedness for money borrowed which results in the acceleration of that indebtedness where the acceleration is not rescinded or annulled within 10 days after notice pursuant to the indenture has been provided;

•	certain events of bankruptcy, insolvency or reorganization involving us or any significant subsidiary (as such term is defined in Regulation S-X promulgated under the Exchange Act) of ours, or court appointment of a receiver, liquidator or trustee for us or a substantial part of our property or for a significant subsidiary of ours or a substantial part of its property (a “bankruptcy event”); or

•	any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Section 501)

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except with respect to the payment of principal, premium or interest or the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 602)

Remedies if an event of default occurs

If an event of default with respect to any series of debt securities has occurred and is continuing, other than on account of the occurrence of a bankruptcy event involving us, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Section 502) If an event of default occurs as a result of a bankruptcy event involving us, the debt securities of each series will automatically become due and payable immediately.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Section 603) The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 512) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Sections 507, 508)

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults, except that each holder of a debt security affected by a default must consent to a waiver of:

•	a default in payment of the principal of, or premium, if any, or interest, if any, on any debt security of such series; and

•	a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 513)

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Section 704)

Our relationship with the trustee

Affiliates of U.S. Bank National Association, the current trustee under the indenture, may provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee may also act as a depository of our funds and hold shares of our common stock for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

Description of capital stock

Authorized stock

Our authorized capital stock consists of 199,000,000 shares of common stock, without par value, of which 62,267,609 shares were outstanding as of April 30, 2010, and 1,000,000 shares of preferred stock, of which none were outstanding as of that date. The following summary description of our capital stock is not complete and is qualified in its entirety by reference to our restated and amended articles of incorporation (our “Articles of Incorporation”), and our amended and restated code of by-laws (our “By-Laws”), a copy of each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common stock

The holders of our common stock are entitled to one vote per share. Directors are elected by a plurality of the votes cast by shares entitled to vote. Other matters to be voted on by our shareholders will be approved if the votes cast favoring the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock, except as provided below. Approval of a merger, a share exchange, a sale of all or substantially all of our property outside the usual and regular course of business or a dissolution must be approved by a majority of all votes entitled to be cast by the holders of common stock, voting together as a single voting group. Holders of our common stock will not have the right to cumulate votes in elections of directors.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to their proportionate share of any assets in accordance with each holder’s holdings remaining after payment of liabilities and any amounts due to other claimants, including the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no right to convert or exchange their common stock into any other securities. No redemption or sinking fund provisions will apply to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of the distribution will be, fully paid and non-assessable.

Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Our common stock is traded on the New York Stock Exchange under the symbol “HI.”

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred stock

We currently have no shares of preferred stock outstanding. This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our Articles of Incorporation and the designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock. This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

Our board of directors may, without further action of the shareholders, determine and set forth in a designation, the following for each series of preferred stock:

•	the serial designation and the number of shares in that series;

•	the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

•	the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•	whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•	whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our Articles of Incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

Description of warrants

This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued alone or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.

This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file with the SEC in relation to an issue of any warrants.

If warrants for the purchase of common stock, preferred stock or debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the price or prices, if any, at which the warrants will be issued;

•	the total number of shares or principal amount of debt securities that can be purchased upon exercise of any warrant, and the initial price at which the shares or debt securities, as applicable, are purchasable upon exercise of the warrants;

•	the designation and terms of the preferred stock or debt securities that can be purchased upon exercise;

•	the date on and after which the holder of the warrants can transfer them separately from the related security;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	call provisions, if any;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the identity of the warrant agent;

•	if necessary, U.S. federal income tax consequences; and

•	any other terms of the warrants.

Unless the applicable prospectus supplement provides otherwise, warrants will be in registered form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

A holder of warrant certificates may:

•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Each holder of a warrant is entitled to purchase the number of shares of common stock, shares of preferred stock or debt securities at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you preferred stock, common stock or debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Description of depositary shares

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and other distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.

Withdrawal of stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders’ order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption of depositary shares

Provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.

Voting of the preferred stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary’s negligence or willful misconduct.

Liquidation preference

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of preferred stock

The depositary shares are not convertible into our common stock or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and termination of the deposit agreement

By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least a majority of the depositary shares have approved the amendment. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into our capital stock not so represented by depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.

Resignation and removal of depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence, or in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

Description of units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common or preferred stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities, common stock and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Important provisions of our governing documents and Indiana law

Classified board of directors

Our Articles of Incorporation provide for our board of directors to be composed of not fewer than seven directors and to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected each year. Under our Articles of Incorporation, our directors can be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of the voting power of all shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. The provisions for our classified board and certain other board of director matters may be amended, altered or repealed only upon the affirmative vote of the holders of at least two-thirds of the voting power of all shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Under Section 23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”), a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board unless the corporation adopted a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. We adopted a by-law electing not to be subject to this mandatory requirement on July 15, 2009; however, under the IBCL, this election may be rescinded by subsequent action of our board of directors.

The provision for a classified board in our Articles of Incorporation could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of our board until the second annual shareholders’ meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us and could increase the likelihood that our incumbent directors will retain their positions.

We believe that a classified board helps to assure the continuity and stability of our board and our business strategies and policies as determined by our board, because a majority of the directors at any given time will have prior experience on our board. The classified board provision also helps to ensure that our board, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.

After the initial term of each class, our directors will serve three-year terms. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

Our Articles of Incorporation further provide that vacancies or newly created directorships in our board may only be filled by the vote of a majority of the directors then in office, and any director so chosen will hold office until the next annual meeting of shareholders.

At any annual or special meeting of directors, our By-Laws require the presence of a majority of the duly elected and qualified members then occupying office as a quorum. However, our Articles of Incorporation provide for a quorum of one-third of such members unless the By-Laws otherwise specify.

Shareholder action; special meetings

Our Articles of Incorporation provide that shareholder action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all the holders of our issued and outstanding capital stock entitled to vote thereon. Our By-Laws provide that special meetings of the shareholders can only be called by our board of directors, our president or shareholders holding not less than one-fourth of the outstanding shares of our common stock.

Quorum at shareholder meetings

The holders of a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum at all shareholder meetings.

Shareholder proposals

At any meeting of shareholders, only business that is properly brought before the meeting will be conducted. To be properly brought before a meeting of shareholders, business must be specified in the notice of the meeting, brought before the meeting by or at the direction of our board of directors, our chairman of the board or our chief executive officer or properly brought before the meeting by a shareholder.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our secretary at our principal place of business. To be timely, a shareholder’s notice must be delivered to or mailed and received by our secretary not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by our secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which we first make public disclosure of the meeting date).

A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting;

•	the name and address of the shareholder proposing such business;

•	the class and number of shares that are owned beneficially by the shareholder proposing such business; and

•	any interest of the shareholder in such business.

Similarly, at a special meeting of shareholders, only such business as is properly brought before the meeting will be conducted or considered. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement to that notice) or brought before the meeting by or at the direction of our board of directors, our chairman of the board or our chief executive officer.

Nomination of candidates for election to our board

Our By-Laws provide that nominations of persons for election to our board of directors may be made at any meeting of shareholders by or at the direction of the board of directors or by any shareholder entitled to vote for the election of members of the board of directors at the meeting. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to our secretary at our principal place of business and any nominee must satisfy the qualifications established by the board of directors from time to time as contained in the proxy statement for our immediately preceding annual meeting or posted on our website. To be timely, a shareholder’s nomination must be delivered to or mailed and received by the secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which we first make public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which we first make public disclosure of the meeting date.

The notice given by a shareholder must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders;

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

•	the consent in writing of each nominee to serve as a director if so elected; and

•	a description of the qualifications of such nominee to serve as a director.

Amendment of By-Laws

Our By-Laws may be amended, altered or repealed only by our board of directors by affirmative vote of a majority of the directors who would constitute a full board at the time of such action.

Amendment of the Articles of Incorporation

Except as otherwise specified above, any proposal to amend, alter, change or repeal any provision of our Articles of Incorporation, except as may be provided in the terms of any preferred stock, requires approval by our board of directors and our shareholders. In general, such a proposal would be approved by our shareholders if the votes cast favoring the proposal exceed the votes cast opposing the proposal at a meeting at which a quorum is present.

Certain provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control share acquisitions.  Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a board adopted by-law, provide that they do not apply. Our Articles of Incorporation and By-Laws do not currently exclude us from the restrictions imposed by the above provisions.

Certain business combinations.  Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shares or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in an amendment to their articles of incorporation approved by a majority of the disinterested shares. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our Articles of Incorporation do not exclude us from the restrictions imposed by the above provisions.

Directors’ duties and liability.  Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty, including alleged breaches of the duty of care, the duty of loyalty and the duty of good faith, unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.

The exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Consideration of effects on other constituents.  Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Plan of distribution

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through underwriters, dealers or agents; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

Legal matters

Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Baker & Daniels LLP, Indianapolis, Indiana, and for any underwriters, dealers or agents by Sidley Austin llp, New York, New York or otherwise by counsel named in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) for Hillenbrand, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Form 10-K for the fiscal year ended January 2, 2010 of K-Tron International, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Rating agency fees	$	**
Accountants’ fees and expenses	$	**
Legal fees and expenses	$	**
Trustee’s fees and expenses	$	**
Transfer agent’s fees and expenses	$	**
Printing expenses	$	**
Miscellaneous	$	**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, they reasonably believed the conduct was in the corporation’s best interests and in all other cases, they reasonably believed the action taken was not against the best interests of the corporation; and in the case of criminal proceedings, they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, by-laws or resolutions of the board of directors or shareholders.

Our Articles of Incorporation and By-Laws generally obligate us to indemnify our directors and officers to the full extent permitted by the IBCL and to advance expenses incurred by our directors and officers in the defense of certain claims.

We have also entered into indemnification agreements with our directors and certain of our officers. Generally, these indemnification agreements obligate us to indemnify each director and each such officer to the full extent permitted by the laws of the State of Indiana. Indemnification is required against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the investigation, defense or settlement of a claim, made against the director or officer by reason of his or her service in such role for us. Indemnification is not available in certain circumstances, including, but not limited to, where a court determines that the director or officer derived an improper personal benefit, where a court determines that indemnification is not lawful under any applicable statute or public policy or in connection with any proceeding initiated by the officer or director unless required by law, authorized by the board of directors or related to enforcement of the indemnification agreement.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 16.	Exhibits.

The list of exhibits is incorporated by reference to the Exhibit Index on page E-1.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batesville, State of Indiana, on July 6, 2010.

hillenbrand, inc.

By:	/s/ Kenneth A. Camp
Kenneth A. Camp
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below constitutes and appoints Kenneth A. Camp, Cynthia L. Lucchese and John R. Zerkle, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray J. Hillenbrand Ray J. Hillenbrand	Chairman of the Board	July 6, 2010

/s/ Kenneth A. Camp Kenneth A. Camp	President, Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2010

/s/ Cynthia L. Lucchese Cynthia L. Lucchese	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 6, 2010

/s/ Theodore S. Haddad, Jr. Theodore S. Haddad, Jr.	Vice President — Controller and Chief Accounting Officer (Principal Accounting Officer)	July 6, 2010

/s/ W August Hillenbrand W August Hillenbrand	Director	July 6, 2010

/s/ Eduardo R. Menasce Eduardo R. Menasce	Director	July 6, 2010

Signature	Title	Date

/s/ James A. Henderson James A. Henderson	Director	July 6, 2010

/s/ William J. Cernugel William J. Cernugel	Director	July 6, 2010

/s/ Mark C. DeLuzio Mark C. DeLuzio	Director	July 6, 2010

/s/ Thomas H. Johnson Thomas H. Johnson	Director	July 6, 2010

/s/ Stuart A. Taylor, II Stuart A. Taylor, II	Director	July 6, 2010

/s/ F. Joseph Loughrey F. Joseph Loughrey	Director	July 6, 2010

/s/ Neil S. Novich Neil S. Novich	Director	July 6, 2010

/s/ Edward B. Cloues, II Edward B. Cloues, II	Director	July 6, 2010

INDEX TO EXHIBITS

Exhibit
No.		Description of Exhibit

1.1	*	Form of underwriting or purchase agreement for equity securities.
1.2	*	Form of underwriting or purchase agreement for debt securities.
4.1		Restated and Amended Articles of Incorporation of Hillenbrand, Inc., effective March 31, 2008 (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed August 12, 2008).
4.2		Articles of Correction of the Restated and Amended Articles of Incorporation of Hillenbrand, Inc., effective March 31, 2008 (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q filed August 12, 2008).
4.3		Amended and Restated Code of By-Laws of Hillenbrand, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed March 1, 2010).
4.4	*	Specimen Common Stock certificate.
4.4	*	Form of Designation for Preferred Stock.
4.5	*	Form of Preferred Stock Certificate.
4.6	*	Form of Warrant Agreement.
4.7	*	Form of Warrant Certificate (to be included in Exhibit 4.6).
4.8	*	Form of Deposit Agreement.
4.9	*	Form of Depositary Receipt (to be included in Exhibit 4.8).
4.10	*	Form of Unit Agreement.
4.11		Form of Indenture by and between Hillenbrand, Inc., as issuer, and U.S. Bank National Association, as trustee.
4.12	*	Form of Debt Securities.
5		Opinion of Baker & Daniels LLP.
12	*	Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2		Consent of Grant Thornton, LLP, independent registered public accounting firm.
23.3		Consent of Baker & Daniels LLP (included in their opinion filed as Exhibit 5).
24		Powers of Attorney (included on the signature page of this Registration Statement)
25		Statement of Eligibility of U.S. Bank National Association on Form T-1 for Debt Securities

*	To be filed by post-effective amendment or incorporated by reference from a Current Report on Form 8-K.